Exhibit 10.3

Execution Version

PLEDGE AGREEMENT

This Pledge Agreement (as amended, modified or supplemented from time to time, this “Agreement”) is made as of September 28, 2017 (the “Effective Date”), by and between IOENGINE, LLC, a Delaware limited liability company (the “Secured Party”) and GlassBridge Enterprises, Inc., a Delaware corporation f/k/a Imation Corp. (the “Pledgor”).

WHEREAS, pursuant to that certain Settlement Agreement dated as of even date herewith between the Pledgor and the Secured Party (the “Settlement Agreement”), the Pledgor is obligated to make future payments to the Secured Party, as evidenced by that certain Secured Promissory Note, made by the Pledgor to the order of the Secured Party dated as of the date hereof (the “Settlement Note”);

WHEREAS, the Pledgor has agreed to execute and deliver this Agreement and grant to the Secured Party all of Pledgor’s right, title and interest in the Pledged Collateral in order to secure the Pledgor’s obligations under the Settlement Note;

WHEREAS, the Secured Party’s willingness to accept the Settlement Note pursuant to the Settlement Agreement is subject to the condition that the Pledgor executes and delivers this Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

1.                   Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for in the Settlement Note. In addition, the following terms shall have the meanings set forth below:

“Acceptable Bank” means any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000.

“Bank Collateral” means any of the following that become Pledged Collateral in accordance with Section 6 below: (i) any irrevocable standby letter of credit issued to the Secured Party by any Acceptable Bank, which letters of credit (A) shall be delivered to the Secured Party, (B) may be drawn on demand by the Secured Party subject only to the delivery of a certificate to the issuing bank executed by the Secured Party certifying that an Event of Default has occurred under the Settlement Note (and there being no other conditions to drawing such letter of credit) and (C) require the issuer thereof to provide at least thirty (30) days’ notice to the Secured Party of the renewal or non-renewal thereof and provides that the Secured Party may draw the full amount of the letter of credit if it is not renewed or extended, (ii) any cash or cash equivalents held in a designated account of Pledgor with an Acceptable Bank, which account shall be subject to the exclusive dominion and control of the Secured Party pursuant to a customary control agreement which shall provide the Secured Party the right to withdraw any amounts contained therein upon the occurrence of an Event of Default without the need for any notice or consent of the Pledgor and/or (iii) any bank guaranty provided by an Acceptable Bank in form and substance reasonably acceptable to the Secured Party.

“Collateralization Amount” means, as of any date of determination, the sum of (x) sixty six and two-thirds percent (66.67%) of the Pledged Note Applicable Value under each Pledged Note as of such date of determination in which Secured Party has a valid and enforceable first priority lien plus (y) the value of any Pledged Collateral that consists of Bank Collateral in which the Secured Party has a valid and enforceable first priority lien. For purposes of determining the Collateralization Amount, the value of Bank Collateral shall equal the face amount of any undrawn letter of credit or bank guaranty, or the amount of cash or cash equivalent of any deposit accounts, in each case that are pledged to the Secured Party as Bank Collateral as of such date of determination in accordance with the terms of this Agreement. The Pledgor shall deliver a calculation of the Collateralization Amount to the Secured Party no later than five (5) Business Days after the Secured Party has requested a calculation (together with supporting documentation containing reasonable detail). The Secured Party may not request more than four (4) such calculations in any calendar year, provided that during the occurrence of an Event of Default there shall be no limitation on the frequency of such requests.

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“Event of Default” has the meaning specified in Section 10 below.

“Issuer” means NXSN Acquisition Corp., a Delaware corporation.

“Issuer Insolvency Event” means any of the following: (A) The Issuer (i) files, or consents by answer or otherwise to the filing against it of, a petition or Reorganization (as defined below), (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of approving a Reorganization with respect to the Issuer, or any of the foregoing; (B) a governmental authority enters an order appointing, without consent by the Issuer, a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or with respect to any substantial part of the Issuer’s property, or constituting an order for relief or approving a petition for Reorganization, or any such petition is filed against the Issuer and such petition is not dismissed within sixty (60) days; or (C) the Issuer fails to pay scheduled principal or interest on the Pledged Note as and when due and such failure remains uncured for fifteen (15) Business Days.

“Issuer Reorganization” means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Issuer or its assets, (ii) any liquidation, dissolution or other winding up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

“Original Pledged Note” shall mean that certain Senior Secured Convertible Note dated January 23, 2017, issued by the Issuer to the order of the Pledgor, in the original principal amount of $25,000,000, a copy of which is attached hereto as Exhibit A.

“Other NXSN Note” has the meaning specified in Section 3 below.

“Permitted Liens” means (i) inchoate liens for taxes, fees, assessments or other governmental charges not yet due; (ii) in the case of Bank Collateral consisting of cash on deposit, liens of a depositary bank or collecting bank in such deposits granted in the ordinary course of business securing amounts owing to such bank for cash management or operating account arrangements; and (iii) subordinated liens subject to subordination and/or intercreditor agreements in form and substance reasonably satisfactory to the Secured Party.

“Pledged Collateral” has the meaning specified in Section 2 below.

“Pledged Note” means the Original Pledged Note or a Replacement Note or a Restatement Note, as applicable.

“Pledged Note Applicable Value” means, as of any date of determination, (a) at any time during which an Issuer Insolvency Event is not occurring, the outstanding principal balance under the Pledged Note as of such date of determination, (b) at any time on or before the ninetieth (90th) day following the commencement of an Issuer Insolvency Event, seventy percent (70%) of the outstanding principal balance under the Pledged Note as of such date of determination, (c) at any time after the ninetieth (90th) day but on or before the one-hundred and twentieth (120th) day following the commencement of an Issuer Insolvency Event, fifty percent (50%) of the outstanding principal balance under the Pledged Note as of such date of determination, (d) at any time after the one-hundred and twentieth (120th) day following the commencement of an Issuer Insolvency Event, 25 percent (25%) of the outstanding principal balance under the Pledged Note as of such date of determination.

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“Pledged Note Proceeds” means the amount of (i) principal payments made to or on behalf of the Pledgor or its designee under the Pledged Note and/or the Other NXSN Note; (ii) consideration received by or on behalf of the Pledgor or its designee upon the sale, transfer or assignment, or in exchange for or as part of the restructuring, reduction or work-out of the obligations of all or a portion of the Pledged Note and/or Other NXSN Note; and (iii) consideration received by or on behalf of the Pledgor or its designee for effectuating the conversion or split of all or a portion of the Pledged Note and/or Other NXSN Note (but not including any preferred stock issued upon the conversion thereof or any Other NXSN Note).

“Replacement Note” has the meaning specified in Section 3.1 below.

“Restatement Note” has the meaning specified in Section 3.2 below.

“Required Collateral Value” means, as of any date of determination, the amount of the outstanding principal balance under the Settlement Note, including any PIK Interest Accrual Amount as defined in the Settlement Note.

“UCC” means the Uniform Commercial Code as enacted in the State of New York or any other applicable jurisdiction.

2.                   Pledge. The Pledgor hereby grants and pledges to the Secured Party a security interest in all of its right, title and interest in and to the following, whether now owned or existing or hereafter acquired or arising:

(a)	the Pledged Note;

(b)	if all or any portion of the Pledged Note has been replaced by Bank Collateral pursuant to Section 5 below, the Bank Collateral; and

(c)	all products and proceeds (as defined in the UCC) of the foregoing ((a)-(c) collectively, the “Pledged Collateral”).

The Pledgor authorizes the Secured Party to file a UCC-1 financing statement in the form attached hereto as Exhibit B (the “UCC-1”) describing the Pledged Collateral in any required jurisdiction. Upon the pledge of any Replacement Note or Bank Collateral, the Secured Party is hereby authorized to file a new or amended UCC-3 financing statement to reflect such additional collateral in any required jurisdiction. Notwithstanding any provision in this Agreement to the contrary, no provision of this Agreement shall require the Pledgor to deliver to the Secured Party the original (a) Original Pledged Note or (b) Replacement Note, subject in all respects to the rights and remedies available to the Secured Party after the occurrence of an Event of Default.

3.                   Exchanges of the Pledged Note.

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3.1               Replacement Note. The Pledgor and the Secured Party agree that the Pledgor shall be entitled, in its sole discretion, to “split” the Pledged Note into one or more secured promissory notes of similar tenor and following such “split” only one such note shall then remain as Pledged Collateral under this Agreement in replacement of the Original Pledged Note (such promissory note, the “Replacement Note” and such promissory note or notes arising from the “split” that are not thereafter pledged, the “Other NXSN Note”), so long as: (a) the Collateralization Amount is equal to or greater than the Required Collateral Value after giving pro forma effect to pledge of the Replacement Note; (b) the Replacement Note shall be senior in payment priority to the Other NXSN Note; and (c) the Replacement Note shall contain identical terms with respect to the obligors, interest, security, and maturity date. Notwithstanding any provision herein to the contrary, the face principal amount of the Replacement Note may be lower than the Original Pledged Note and the Replacement Note may or may not (as determined by the Pledgor in its sole discretion) include any features that permit the noteholder to convert any principal owing on such Replacement Note into preferred stock of the Issuer. The Pledgor shall notify the Secured Party in writing at least ten (10) Business Days in advance of the “split,” which notice shall include finalized drafts of the Replacement Note and the Other NXSN Note and an agreement by the holder of the Other NXSN Note to subordinate payments on the Other NXSN Note to the payments in full and in cash under the Replacement Note, which agreement shall be reasonably satisfactory to the Secured Party.

3.2               Restatement Note. The Pledgor and the Secured Party agree that the Pledgor shall be entitled, in its sole discretion, to amend or restate the Pledged Note from time to time in replacement of the Original Pledged Note (such promissory note, the “Restatement Note”), so long as: (a) the principal amount of the Restatement note is an amount equal to or greater than $25,000,000 minus the amount of any principal payments actually made to the Secured Party in respect to the Settlement Note; (b) the Restatement Note shall contain identical terms with respect to the obligors, interest, security, guarantees, payment dates, payment triggering events, the form of consideration and maturity date as the Original Pledged Note, and shall otherwise have terms no less favorable to the Company than the Original Pledged Note other than with respect to the aggregate principal amount outstanding thereunder (which may be reduced to no less than $25,000,000) minus the amount of any principal payments actually made to the Secured Party in respect to the Settlement Note, and (c) the amendment or restatement occurs on or prior to the date that is one-hundred and eighty (180) days after the date hereof (after which, amendment or restatement of the Pledged Note may only be done so long as the conditions of clause (a) and clause (b) to this Section 3.2 are satisfied, and the consent of the Secured Party is obtained, which shall not be unreasonably withheld). The Pledgor shall notify the Secured Party in writing at least ten (10) Business Days in advance of any such amendment or restatement, which notice shall include finalized drafts of the Restatement Note.

4.             Required Collateral Value. The Pledgor hereby covenants that, except as provided in Section 6.1 below, at all times the Collateralization Amount shall be equal to or greater than the Required Collateral Amount.

5.             Pledgor’s Rights. Unless an Event of Default has occurred and is continuing, the Pledgor shall be entitled to (i) receive and retain all payments of interest that are paid on the Pledged Note (except that receipt and retention of principal are governed by the following subsection (ii)), (ii) receive and retain all payments of principal that are paid on the Pledged Note, provided that Secured Party is provided with Bank Collateral in an amount equal to the Pledged Note Proceeds, (iii) assign, transfer or otherwise dispose of the Pledged Note in exchange for consideration, provided that the Pledgor must provide the Secured Party with Bank Collateral in an amount equal to the Pledged Note Proceeds, and (iv) exercise all rights of the holder of the Pledged Note; provided the Pledgor shall not exercise any rights to convert the Pledged Note or any portion thereof into preferred stock unless it gives the Secured Party no less than ten (10) Business Days’ advance written notice, and the Pledgor provides Bank Collateral in an amount such that the Collateralization Amount is equal to or greater than the Required Collateral Value.

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6.             Replacement Collateral.

6.1               Pledged Note Proceeds. If the Pledgor or its designee realizes Pledged Note Proceeds, Pledgor must provide the Secured Party with Bank Collateral within ten (10) Business Days of its realization of such Pledged Note Proceeds in an amount equal to such Pledged Note Proceeds (up to the aggregate principal amount outstanding under the Settlement Note as of such date) and the Collateralization Amount shall continue to be greater than the Required Collateral Value after giving pro forma effect to such realization. Nothing contained in this Pledge Agreement shall have the effect of prohibiting the Pledgor from consummating one or more transactions that would result in the realization of Pledged Note Proceeds subject to the obligations set forth in the foregoing sentence.

6.2               Issuer Insolvency Event. In the event of an Issuer Insolvency Event that is not cured within five (5) Business Days, to the extent necessary, the Pledgor must provide the Secured Party with Bank Collateral sufficient to ensure the Collateralization Amount is equal to or greater than the Required Collateral Amount.

6.3               Bank Collateral. If the Bank Collateral is cash, the Pledgor shall take all necessary actions to provide the Secured Party with control of such Bank Collateral within the meaning of Section 9-104 of the UCC promptly upon providing such Bank Collateral. In addition, the Pledgor may at any time in its discretion, replace the Pledged Note in its entirety with Bank Collateral provided that the Collateralization Amount shall be equal to or greater than the Required Collateral Value. Once the Secured Party is provided with Bank Collateral pursuant to the preceding sentence, the Secured Party’s security interest in the Pledged Note will automatically terminate without any further action required on the part of the Secured Party.

7.             Rights of the Secured Party.

7.1               Certain Rights of the Secured Party. The Secured Party shall not be liable for failure to collect or realize upon this Agreement or any collateral security hereof, or any part hereof, or for any delay in so doing, nor shall the Secured Party be under any obligation to take any action whatsoever with regards thereto.

7.2               Care in Custody of Pledged Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral and in protecting any rights with respect to the Pledged Collateral against prior parties, if the Secured Party takes such actions for that purpose as the Pledgor shall reasonably request in writing.

8.             Representations and Warranties. The Pledgor hereby represents and warrants to the Secured Party that, as of the Effective Date:

8.1               Ownership of the Pledged Collateral. The Pledgor is the legal and beneficial owner of the Pledged Collateral and no liens exist against the Pledged Collateral (other than the lien created pursuant to this Agreement and Permitted Liens). The security interests granted pursuant to this Agreement (a) constitute valid security interests in all of the Pledged Collateral in favor of the Secured Party that will be perfected upon the filing of the UCC-1 Financing Statement in the office of the Secretary of State of the State of Delaware and (b) are prior to all other liens on the Pledged Collateral in existence on the date hereof.

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8.2               Authority to Enter into Agreement. The Pledgor has the corporate power and authority to enter into and perform its obligations under this Agreement.

8.3               Pledged Note. The Original Pledged Note is enforceable, in full force and effect and the Issuer has not breached any of its material obligations under the Original Pledged Note.

The Company makes no representations or warranties in this Agreement, express or implied, other than the express foregoing representations and warranties of the Company made as of the Effective Date set forth in this Section 8.

9.             Covenants.

9.1               Defense of Claims. The Pledgor will, upon the Secured Party’s written request, defend the Secured Party’s right, title and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever.

9.2               Limitation on Liens. Except as permitted by this Agreement, the Pledgor will not create, incur or permit to exist any lien with respect to any of the Pledged Collateral, except for the lien created by this Agreement and Permitted Liens.

9.3               Place of Organization; Name. The Pledgor shall not, except upon 15 days’ prior written notice to the Secured Party and delivery to the Secured Party of all additional executed financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence as in effect on the date hereof or (ii) change its name.

9.4               Maintenance of Perfected Security Interest: Further Documentation. (a) The Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 8.1 and (b) and at any time and from time to time, upon the written request of the Secured Party, and at the expense of the Pledgor, the Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

10.           Event of Default. An “Event of Default” under this Agreement occurs if an Event of Default under the Settlement Note occurs in accordance with the terms of the Settlement Note.

11.           Remedies. If an Event of Default has occurred and is continuing, the Secured Party may exercise all rights and remedies of a secured party under the UCC or other applicable law.

12.           Termination. This Agreement and the security interests in the Pledged Collateral shall automatically terminate upon the satisfaction in full of the Pledgor’s obligations under the Settlement Note (including payment in cash of all outstanding amounts thereunder), at which time the Secured Party promptly shall take all reasonable actions requested by the Pledgor to evidence the termination of its liens in the Pledged Collateral.

13.           Notices. All notices and other communications required or permitted hereunder shall be given in accordance with Section 9.1 of the Settlement Note.

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14.           Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

15.           No Waiver; Cumulative Remedies. The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth. A waiver of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any right, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law to the Secured Party.

16.           No Oral Modification; Successors. None of the terms or provisions of this Agreement may be waived, altered, modified or amended, except by an instrument in writing, executed by the Secured Party and the Pledgor. This Agreement and all obligations of the Pledgor hereunder shall be binding on its successors and assigns and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of each the Secured Party and the Pledgor and its respective successors and assigns.

17.           Governing Law. This Agreement, the negotiation, terms and performance of this Agreement, the rights of the parties under this Agreement, and all actions arising in whole or in part under or in connection with this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

18.           Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic signatures shall constitute original signatures for all purposes of this Agreement.

19.           Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Pledgor and the Secured Party and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PLEDGOR:

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Danny Zheng
Name:	Danny Zheng
Title:	Chief Financial Officer
Interim Chief Executive Officer

SECURED PARTY:

IOENGINE, LLC

By:	/s/ Scott McNulty
Name:	Scott McNulty
Title:	CEO

Signature Page to Pledge Agreement

Exhibit A

[Attach Copy of Original Pledged Note]

Exhibit B

[Form of UCC-1 Financing Statement]